SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 17, 2010

SHAMIKA 2 GOLD, INC. (formerly known as Aultra Gold, Inc.).
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-126748	98-0448154
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1980, Sherbrooke Street West, Suite 1100 Montreal, Quebec H3H 1E8
(Address of Principal Executive Offices)

(514) 931-9990
(Registrant's Telephone Number, Including Area Code)

Copies to:

Peter Campitiello, Esq.
Tarter Krinsky & Drogin LLP
1350 Broadway
New York, New York 10018
Tel: 212-216-8085
Fax: 212-216-8001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 17, 2010, Shamika 2 Gold, Inc., f/k/a Aultra Gold, Inc., (the “Company” or the “Registrant”) entered into an Agreement and Plan of Securities Exchange (the “Agreement”) with the representatives of a company to be organized under the laws of the Republic of Mauritius (“Newco”), The Millennium Mining Trust, a New York trust comprised of certain intended shareholders of and contributors to Newco (the “Newco Common Holders”), and The Millennium International Group, PLC, a public limited company organized under the laws of the Kingdom of Cambodia (“Millennium”, and collectively with the Newco Common Holders, the “Newco Holders”).  Pursuant to the Agreement, the Company acquired 85% of the outstanding equity of Newco (i) in exchange for 32,000,000 newly issued shares of its restricted common stock, par value $0.00001 per share (“Shamika Exchange Shares”) to be issued to the Newco Holders; and (ii) Newco Shares from Millennium, solely in exchange for an aggregate for 25,000,000 Shamika Exchange Shares and 500,000 shares of Shamika’s Series B Performing Preferred Stock, par value $0.001 per share (the “Performing Preferred Shares”), which entitles Millennium, among other things, to receive a dividend equal to forty-five percent (45%) of the net operating profit, after taxes of Millennium’s mining project operations in Samlaut, Cambodia (the “Performing Preferred Shares”, collectively with the Exchange Shares, the “Exchange Shares”). As a result of the Exchange, Newco will became a wholly-owned subsidiary of the Company.  The Company shares will be issued to the Newco Holders on a pro rata basis, on the basis of the shares held by such Newco Holders at the time of the Exchange.

The closing will occur in escrow until Newco is formed and Millennium has contributed all of its outstanding capitalization, which will vest and certain mining rights and assets in Newco.  Following the closing, the former holders of the Newco Shares will beneficially own approximately 46.7% of the outstanding shares of our Common Stock and 100% of the total outstanding shares of Performing Preferred Shares.

At the effective time of the Exchange, Dr. Robert Q. Lam and Christoph Eibland shall be appointed as members of the Registrant’s Board of Directors of Shamika.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosures set forth under Item 1.01 are incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Registrant’s reasonable belief that the Investor had access to information concerning the Registrant’s operations and financial condition, the Investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investor is sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the Investor; the Registrant obtained representations from the Investor regarding their investment intent, experience and sophistication; and the Investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect.  The securities may not be resold or offered in the United States without registration or an exemption from registration.

Item 9.01	Financial Statements and Exhibits.

  (d) Exhibits: The disclosures set forth under Item 9.01 (a) and (b) are incorporated by reference into this Item 9.01 (d).

Exhibit #	Description
10.1
Form of Agreement and Plan of Share Exchange by and among by and among Shamika 2 Gold, Inc., the representatives of a company to be organized under the laws of the Republic of Mauritius, The Millennium Mining Trust, and The Millennium International Group, PLC.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SHAMIKA 2 GOLD, INC.

Date: December 23, 2010	By:	/s/ Robert Vivian
Robert Vivian
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Agreement and Plan of Share Exchange

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